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                                                                    EXHIBIT 99.2

                          CERTIFICATE OF ACKNOWLEDGMENT


                  This Certificate of Acknowledgment (this "Certificate") is made and given by FRANCIS DIPRETE, an individual ("DiPrete") as of the 27TH day of April, 2002 for the benefit of N-VIRO INTERNATIONAL CORPORATION, a Delaware corporation and its affiliates (the "Company").


                                    RECITALS:


                  WHEREAS, DiPrete is the Chairman of the Board and Chief Executive Officer of WorldTech Waste Management, Inc., a Delaware corporation ("WorldTech");

                  WHEREAS, as of the date hereof, WorldTech and the Company entered into a certain Stock Option Agreement pursuant to the terms of which WorldTech granted to the Company the right to acquire up to 350,000 shares of the voting, common stock of the Company presently owned by WorldTech, all as more fully described in the Stock Option Agreement, a copy of which is attached hereto as Exhibit A and made a part hereof (the "Option Agreement");

                  WHEREAS, as a condition concurrent to the execution and delivery of the Option Agreement, the Company has required, and DiPrete has agreed to provide, certain covenants of a type substantially similar to those provided by WorldTech to the Company under and pursuant to the terms of the Option Agreement; and

                  WHEREAS, DiPrete has agreed to execute and deliver to the Company this Certificate for the purpose of formalizing his commitment to be subject to, and bound by, those covenants in favor of the Company that are more fully described below.

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, DiPrete represents and warrants, covenants and agrees as follows:

                           1. CERTAIN TERMS. Capitalized terms used in this
Certificate that are not defined herein shall have the meanings given to such terms in the Option Agreement. Additionally, the term "affiliate" as used in this Certificate has the meaning given to such term under and pursuant to the terms of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, all as amended to date.

                           2. CONSIDERATION. In exchange for the covenants and
agreements of DiPrete set forth herein, the Company has agreed to execute and deliver the Option Agreement and to pay DiPrete the sum of Ten and 00/100 Dollars ($10.00). DiPrete acknowledges and agrees that he receives an indirect benefit from the execution and delivery by the Company of the Option Agreement.

                           3. ACKNOWLEDGMENT. DiPrete acknowledges and agrees
that, as of the date hereof, DiPrete is an affiliate of WorldTech. DiPrete further acknowledges and agrees that, throughout the Option Period and for a period of twenty-four (24) months thereafter, for purposes of this Certificate and the Option Agreement only, DiPrete shall continue to be an affiliate of WorldTech, regardless of whether his actual status changes during such period.

                           4. COVENANTS. DiPrete covenants and agrees that,
during the Option Period and for a period of twenty-four (24) months thereafter, he shall not, either directly or indirectly, violate or


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breach any of the covenants set forth in Section 5(e) of the Option Agreement.
Furthermore, DiPrete covenants and agrees that, throughout the Option Period, DiPrete shall not, directly or indirectly, violate or breach the covenants set forth in Section 5(f) of the Option Agreement. Notwithstanding the preceding two sentences or any other provision set forth in this Certificate, nothing set forth herein or in the Option Agreement shall be interpreted, construed or applied so as to preclude DiPrete from fulfilling his fiduciary obligations to the shareholders of the Company to the extent that DiPrete has such fiduciary obligations as a member of the Board of Directors of the Company or otherwise.

                  IN WITNESS WHEREOF, DiPrete has caused this certificate to be executed as of the date first above written.



                                 /s/  R. Francis DiPrete
                                 -------------------------------------------
                                 R. FRANCIS DIPRETE